EXHIBIT 23.3

Consent of Hill, Barth & King LLC

CONSENT OF HILL, BARTH & KING LLC,

INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Certain Experts” in the Registration Statement on Form SB-2 and related Prospectus of Bancshares of Florida, Inc. for the registration of 1,557,500 shares of its common stock and to the incorporation therein of our report dated February 10, 2003 relating to the financial statements of Bancshares of Florida, Inc. as of December 31, 2002 and for the years ended December 31, 2002 and 2001.

/s/ HILL, BARTH & KING LLC

Certified Public Accountants

Naples, Florida

June 24, 2004